Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Entech Environmental Technologies, Inc., a Florida corporation (the "Company"), on Form 10-QSB for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Burr Northrop, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

Date: March 19, 2007	By:	/s/ Burr Northrop
Burr Northrop
President, Chief Executive Officer, and Chief Financial Officer of Entech Environmental Technologies, Inc.